Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 19, 2009, except as to Note 29 which is as of May 14, 2009, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in Caterpillar Inc.'s Current Report on Form 8-K dated May 14, 2009.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Peoria, Illinois
November 2, 2009